Execution Counterpart


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           CHERRY KNOLL ASSOCIATES LLC




                           Dated as of March 31, 2004

     THE INTERESTS ISSUED UNDER THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER THE APPLICABLE STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION AND QUALIFICATION PROVIDED IN THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION OR REGISTRATION UNDER THE APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

     IN ADDITION, THE INTERESTS ISSUED UNDER THIS AGREEMENT MAY BE SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE 1 DEFINITIONS..........................................................1


ARTICLE 2 LIMITED LIABILITY COMPANY............................................6

         2.1      Certificate of Formation.....................................6
         2.2      Name.........................................................6
         2.3      Principal Office, Resident Agent and Registered Office.......6
         2.4      Purpose......................................................6
         2.5      Term.........................................................7
         2.6      Fiscal Year..................................................7

ARTICLE 3 CAPITAL CONTRIBUTIONS AND LOANS BY MEMBERS...........................7

         3.1      Initial Capital Contributions................................7
         3.2      Additional Capital Contributions.............................7
         3.3      General......................................................8
         3.4      No Third Party Rights........................................8
         3.5      Return of Capital............................................8

ARTICLE 4 MANAGEMENT...........................................................8

         4.1      Designation of Managing Member and Grant of Authority........8
         4.2      Officers....................................................10
         4.3      Limitations on Certain Transfers............................10
         4.4      Advisory Board..............................................11
         4.5      Affiliate Agreements........................................11
         4.6      Limitation on Authority of Other Members to Act on
                    Behalf of Company.........................................11
         4.7      Permissible Activities of the Members.......................11
         4.8      Exculpation.................................................12
         4.9      Bank Accounts...............................................12
         4.10     Restrictions on Transfers After Seven Years.................12

ARTICLE 5 COMPENSATION AND FEES...............................................13

         5.1      Reimbursement of Expenses...................................13
         5.2      No Additional Fees..........................................14

ARTICLE 6 COVENANTS, WARRANTIES AND REPRESENTATIONS OF MEMBERS................14

         6.1      Representations and Warranties of SP........................14
         6.2      Representations and Warranties of Killington................14

ARTICLE 7 BOOKS AND RECORDS; AUDITS; CERTAIN TAX MATTERS......................15

         7.1      Books and Records; Audits; Certain Tax Matters..............15

ARTICLE 8 CAPITAL ACCOUNTS; DISTRIBUTIONS; ALLOCATIONS........................16

         8.1      Capital Accounts............................................16
         8.2      Allocations.................................................17
         8.3      Distributions...............................................18
         8.4      Withholding.................................................18
         8.5      Final Distribution..........................................18

ARTICLE 9 DISSOLUTION.........................................................19

         9.1      Dissolving Events...........................................19
         9.2      Methods of Liquidation......................................19
         9.3      Reasonable Time for Liquidating.............................20
         9.4      Date of Liquidation.........................................20
         9.5      Withdrawals.................................................20

ARTICLE 10 SALE; ASSIGNMENT; TRANSFER.........................................20

         10.1     Transfers of Interests in Company...........................20
         10.2     Restraining Order; Specific Performance; Other Remedies.....21
         10.3     Compliance with Law.........................................21
         10.4     Substitute Members..........................................21
         10.5     Overall Transfer Prohibitions...............................22
         10.6     Section 754 Election........................................22
         10.7     Release of Liability........................................22

ARTICLE 11 NOTICES............................................................23

         11.1     In Writing; Address.........................................23
         11.2     Method......................................................24

ARTICLE 12 MISCELLANEOUS......................................................24

         12.1     Additional Documents and Acts...............................24
         12.2     Governing Law and Jurisdiction..............................24
         12.3     Pronouns....................................................24
         12.4     Entire Agreement............................................24
         12.5     References to this Agreement................................24
         12.6     Headings....................................................25
         12.7     Binding Effect..............................................25
         12.8     Counterparts................................................25
         12.9     Amendments..................................................25
         12.10    Estoppel Certificates.......................................25
         12.11    Exhibits....................................................25
         12.12    Severability................................................25
         12.13    Waiver; Modification........................................25
         12.14    Third-Party Beneficiaries...................................25
         12.15    Reliance on Authority of Person Signing Agreement;
                    Designated Representatives; Authority of Managing Member..26
         12.16    Indemnity...................................................26
         12.17    Herein......................................................27
         12.18    Including...................................................27
         12.19    Cost of Counsel.............................................27
         12.20    Days........................................................27
         12.21    Time of Essence.............................................27
         12.22    General Exculpation.........................................27
         12.23    Partition...................................................27
         12.24    Securities Trading of Membership Interests..................27

Exhibits

Exhibit A - Description of Development Property
Exhibit B - Designated Representations
Exhibit C - Tax Exhibit
Exhibit D - List of Certain Agreements Affecting Development Property

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CHERRY KNOLL ASSOCIATES LLC

     THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of CHERRY KNOLL ASSOCIATES LLC, a Delaware limited liability company (the "Company"), is executed as of March 31, 2004, by and among SP LAND COMPANY, LLC, a Delaware limited liability company ("SP"), and KILLINGTON, LTD., a Vermont corporation ("Killington").

                              W I T N E S S E T H :

     WHEREAS, the Members formed the Company pursuant and subject to the Delaware Limited Liability Company Act (as amended from time to time, the "Act") pursuant to that certain Certificate of Formation of the Company, dated as of March 23, 2004, and filed with the Secretary of State of the State of Delaware on March 23, 2004 (the "Certificate of Formation");

     WHEREAS, in connection with the formation of the Company and in exchange for certain Membership Interests therein, as more fully hereinafter set forth, Killington and SP have contributed to the Company their respective undivided fifty percent (50%) interests in and to the Development Property (as defined below).

     WHEREAS, SP and Killington now desire to enter into this Agreement to (i) reflect the contributions described above, and SP's and Killington's admission as Members in the Company as a result thereof, (ii) set forth the Members respective Membership Interests as a result of such contributions, and (iii) otherwise establish the Members respective rights in the Company and the terms and provisions upon which the Company shall operate.

     NOW, THEREFORE, in consideration of the premises and the mutual promises, obligations and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be, and hereby being, legally bound, hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     The following terms shall have the following meanings when used herein:

     "Act": As defined in the Recitals.

     "Additional Capital Contributions":  With respect to SP or Killington,  any
          Capital Contribution made by SP or Killington pursuant to Section 3.2(b) hereof.

     "Affiliate": With respect to any designated Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person.

     "Affiliate Agreement": Any contract, agreement or other arrangement, oral or written, entered into between the Company and any Person which is an Affiliate of a Member with respect to the provision of services to, or supplies, machinery or equipment for, the Company Assets or any portion thereof.

     "Agreement": This Limited Liability Company Agreement, as the same may be amended from time to time in accordance herewith.

     "ASC": American Skiing Company, a Delaware corporation.

     "ASCRP":  American  Skiing  Company  Resort   Properties,   Inc.,  a  Maine
          Corporation.

     "Business Day": A day which is not a Saturday or Sunday or a legally recognized public holiday in the United States or the State of New York.

     "Capital Account": As defined in Section 8.1.

     "Capital  Contributions":  (a) with  respect  to  Killington,  the  Initial
          Capital  Contribution made, or deemed made, by Killington  pursuant to
          Section 3.1(a); and (b) with respect to SP, the sum of (i) the Initial Capital Contribution made, or deemed made, by SP pursuant to Section 3.1(b), plus (ii) any Additional Capital Contributions made by SP pursuant to Section 3.2 after the date hereof.

     "Cash Flow": Cash Flow for any period shall mean:

               (a) the gross cash receipts of the Company for such period from all sources, including, but not limited to, all receipts from the operation of the Development Property or any other Company Assets, the sale or lease of any portion of the Development Property or any other Company Assets, net proceeds available to the Company from any financing or refinancing, the cash proceeds attributable to any Additional Capital Contributions, made during such period and net reductions in funded reserves or sinking funds of the Company (other than any such reductions used to pay Company expenditures); less

               (b) without  duplication  of any amounts  deducted in determining
          (a) above, the gross cash expenditures of the Company for such period for all purposes with respect to the Company including both operating and capital expenditures, including any amounts paid with respect to any Loans, determined in accordance with cash basis accounting principles consistently applied (excluding expenditures made from previously established reserves); less

               (c) deposits or allocations into reserve accounts for the Development Property or any other Company Assets.

     "Certificate of Formation": As defined in the Recitals.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Company": As defined in the Preamble.

     "Company Assets": All interests, rights and properties of any kind owned by the Company, including the Development Property and any interest in any partnership, limited partnership, joint venture, limited liability company or similar organization or joint participation arrangement in which the Company shall, directly or indirectly, be a partner, member, venturer, investor or other beneficial interest owner or otherwise participate in connection with the Development Property (or any portion thereof) or any other property acquired by the Company, or otherwise in connection with the Company's purpose as hereinafter set forth.

     "Developed Property": Shall mean any (i) property upon which buildings or homes are constructed, and (ii) any finished lots (i.e., lots upon which infrastructure, such as utilities and road access, have been constructed) which are sold to retail buyers (i.e., the ultimate homeowner) or to builders, so long as no more than four (4) lots are sold to any such builder.

     "Development Entity": As defined in Section 4.1(e).

     "Development  Property":  Collectively,  the  real  property  described  on generally on Exhibit A attached hereto, and all buildings, structures, improvements, fixtures, equipment, and other installations now or hereafter erected on, in, under, or above such real property, together with all rights related thereto, including all entitlements, development rights, contract rights, leases, easements, utility rights and other appurtenances thereto.

     "First Offer Property": As defined in Section 4.10.

     "Fiscal Year": As defined in Section 2.6.

     "Index": The Consumer Price Index for All Urban Consumers  (CPI-U),  United
          States City Average (all items) (base year 1982-84 = 100), promulgated by the United States Department of Labor, Bureau of Labor Statistics (or should such index no longer be published or available, any successor index of equivalent measurement and geographical area; or should no successor be published or available, the index of equivalent or comparable measurement).

     "Initial Capital Contribution": Shall mean the amounts contributed, or deemed contributed, by Killington and SP pursuant to Section 3.1 hereof.

     "Initial  Preference  Amount":  Shall mean,  (a) with respect to Killington
          (and its successors and/or assigns) only, the amount of $1,500,000, such amount being equal to Killington's Initial Capital Contribution pursuant to Section 3.1(a) hereof, and (b) with respect to SP (and its successors and/or assigns) only, the amount of $100, such amount being equal to SP's Initial Capital Contribution pursuant to Section 3.1(b) hereof.

     "Killington": As defined in the Preamble.

     "Killington Resort": Shall mean the ski trails, lifts, day lodges, and related ski facilities located on and around Killington Mountain in Killington, Vermont.

     "Loan": Any indebtedness or obligation for money borrowed by the Company.

     "Managing Member": SP, in its capacity as the Managing Member or any of its successors in their respective capacities as the Managing Member admitted to the Company as the Managing Member hereunder in accordance with the terms of this Agreement, for so long as any such Person is designated as the Managing Member under the terms of this Agreement.

     "Master Agreement":  That certain Agreement Regarding Killington Resort and
          Certain Nearby Properties dated as of March 31, 2004, between ASC, ASCRP, Killington and SP.

     "Member" or "Members": Each of Killington and SP, in their respective capacities as Members, any of their permitted successors in their respective capacities as Members admitted to the Company as Members hereunder in accordance with the terms of this Agreement, for so long as any such Person is a Member under the terms of this Agreement.

     "Membership Interest": With respect to any Member, such Member's entire interest in the Company including such Member's right to receive distributions and to participate in the management of the business and affairs of the Company on the terms and conditions hereinafter set forth, including the right to vote on, consent to or otherwise participate in any decision or action of or by the Members granted pursuant to this Agreement and the Act.

     "Membership  Percentage":   With  respect  to  any  Member,  that  Member's
          percentage ownership interest in the Company. The initial Membership Percentages are as follows:

                  SP                50%
                  Killington        50%

     "Mortgage(s)": Any mortgage, deed of trust, deed to secure debt, bond, collateral assignment, indenture, pledge or other lien or security interest in all or any part of the Development Property or any other Company Assets.

     "Offer Notice": As defined in Section 4.10.

     "Offer Price": As defined in Section 4.10.

     "Offer Property": As defined in Section 4.10.

     "Person": An individual, partnership, joint venture, corporation, trust or other entity.

     "Pledge": Any voluntary pledge, mortgage, deed of trust, security interest or other consensual lien or hypothecation of, in or on any Member's Membership Interest, including on any right of such Member to receive distributions from the Company.

     "Return  Rate":  A  daily  interest  factor  for an  annual  interest  rate
          (compounded annually) equal to the mean annual increase in the Index from (i) the Index last published prior to the last determination date, to (ii) the Index last published prior to the current determination date, with the first determination date being the date of this Agreement and with the subsequent determination dates being each subsequent anniversary of the date of the Agreement.

     "ROFO": As defined in Section 4.10.

     "ROFO Period": As defined in Section 4.10.

     "Securities Act": As defined on the cover page of this Agreement.

     "Shortfall": As defined in Section 3.2(a).

     "Ski Resort Operator": As defined in Section 4.3.

     "SP": As defined in the Preamble.

     "SP LLC Agreement": That certain Amended and Restated Limited Liability Company Agreement of SP dated of even date herewith.

     "Tax Matters Partner": As defined in Section 7.1(g).

     "Transfer": As defined in Section 10.1(a).

     "Unpaid Initial Preferred Return": With respect to the applicable Member(s)
          (and its successors and/or assigns) only, as of the end of any day during the term hereof, an amount equal to (a) the Unpaid Initial Preferred Return of such Member as of the end of the immediately preceding day, plus (b) the product of the Unpaid Initial Preferred Return of such Member as of the end of the immediately preceding day multiplied by the Return Rate, plus (c) the product of the Unrecovered Initial Preference Amount of such Member as of the end of the immediately preceding day multiplied by the Return Rate, minus (d) any distributions made to such Member during the day in question pursuant to Section 8.3(a) hereof.

     "Unrecovered Initial  Preference  Amount":  Shall mean, (a) with respect to
          Killington (and its successors and/or assigns) only, Killington's Initial Preference Amount, as decreased by the amount of any distributions hereafter paid to Killington (or its successors or assigns) pursuant to Section 8.3(b) hereof; and (b) with respect to SP (and its successors and/or assigns) only, SP's Initial Preference Amount, as decreased by the amount of any distributions hereafter paid to SP (or its successors or assigns) pursuant to Section 8.3(b) hereof.

     "Unpaid  Additional  Preferred  Return":  With  respect  to the  applicable
          Member(s) (and its successors and/or assigns) only, as of the end of any day during the term hereof, an amount equal to (a) the Unpaid Additional Preferred Return of such Member as of the end of the immediately preceding day, plus (b) the product of the Unpaid Additional Preferred Return of such Member as of the end of the immediately preceding day multiplied by the Return Rate, plus (c) the product of the Unrecovered Additional Preference Amount of such Member as of the end of the immediately preceding day multiplied by the Return Rate, minus (d) any distributions made to such Member during the day in question pursuant to Section 8.3(c) hereof.

     "Unrecovered Additional Preference Amount": Shall mean, (a) with respect to
          Killington (and its successors and/or assigns) only, any amounts contributed by Killington pursuant to Section 3.2 hereof, as decreased by the amount of any distributions hereafter paid to Killington (or its successors or assigns) pursuant to Section 8.3(d) hereof; and (b) with respect to SP (and its successors and/or assigns) only, any amounts contributed by SP pursuant to Section 3.2 hereof, as decreased by the amount of any distributions hereafter paid to SP (or its successors or assigns) pursuant to Section 8.3(d) hereof.

                                   ARTICLE 2

                            LIMITED LIABILITY COMPANY

     2.1 Certificate of Formation. The Certificate of Formation has been filed with the Office of the Secretary of State of the State of Delaware. The Certificate of Formation may hereafter be amended whenever, and within the time periods, required by the Act.

     2.2 Name. The name of the Company is Cherry Knoll Associates LLC, in which name all assets belonging to the Company shall be held and under which name all business and affairs of the Company shall be conducted, except to the extent otherwise required by the laws of the State of Delaware or any other state in which the Company is doing business.

     2.3 Principal Office, Resident Agent and Registered Office. The principal office of the Company shall initially be located at 500 Crescent Court, Suite 300, Dallas, Texas 75201, or at such other place or places as the Managing Member may from time to time designate, provided, however, that the Company shall at all times maintain a registered agent and a registered office in the State of Delaware. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. Such principal office, registered agent or registered office may be changed by the Managing Member, so long as in accordance with the Delaware Act; concurrently with any such change, written notice thereof shall be given to each Member. Promptly following execution and delivery of this Agreement, the Managing Member shall cause the Company to register as a foreign limited liability company in the State of Vermont.

     2.4 Purpose. The objects and purposes of the Company are solely to invest in, acquire, hold, own, operate, manage, maintain, improve, subdivide, pre-develop, develop, sell, finance, lease, and otherwise use or deal with the Development Property and any other Company Assets, for profit and as an investment, and in all respects to act as owner of the Company Assets. In furtherance of the foregoing, the Company's purposes shall include to make, enter into, deliver and perform all contracts, agreements and other undertakings, pay all costs and expenses, and do all such other acts and things as the Managing Member may deem necessary or advisable to carry out the foregoing objects and purposes upon and subject to the terms and conditions of this Agreement. The Company may do any of the foregoing through wholly-owned subsidiaries or, subject to Section 4.3 below, through any Development Entity in which the Company shall, directly or indirectly, be a partner, member, venturer, investor or other beneficial interest owner.

     2.5 Term. The term of the Company shall continue until the liquidation and dissolution of the Company pursuant to Article 9 hereof.

     2.6 Fiscal Year. The fiscal year of the Company (the "Fiscal Year") shall end on the 31st day of December in each year. The Company shall have the same Fiscal Year for income tax and accounting purposes.

                                   ARTICLE 3

                   CAPITAL CONTRIBUTIONS AND LOANS BY MEMBERS


     3.1 Initial Capital Contributions.

     (a) Killington. Prior the date hereof, Killington has contributed to the Company an undivided fifty percent (50%) interest in and to the Development Property, in exchange for Killington's Membership Interest in the Company. As of the date hereof, Killington's Initial Capital Contribution is equal to $1,500,000 and its Membership Percentage is fifty percent (50%).

     (b) SP. On the date hereof, SP has contributed to the Company the remaining undivided fifty percent (50%) interest in and to the Development Property, in exchange for SP's Membership Interest in the Company. As of the date hereof, SP's Initial Capital Contribution is equal to $100 and its Membership Percentage is fifty percent (50%).

     3.2 Additional Capital Contributions. (a) If at any time or from time to time, additional funds are required (or are expected to be required) to pay any operating expenses of the Company (e.g., taxes, insurance, security, repair, maintenance, capital expenditures) or the Managing Member, in its sole discretion, otherwise determines that additional capital is otherwise needed to meet the obligations or needs of the Company or to enable the Company to fulfill its purpose (a "Shortfall"), the Managing Member shall provide written notice to all Members of the existence (or expected existence) of such Shortfall, which notice shall include information evidencing the basis for the Shortfall and the Managing Member's recommendation as to meeting such Shortfall, which recommendation may, in the Managing Member's sole discretion, include, seeking third party financing for all or a portion of the Shortfall.

     (b) In the event that (i) the Company has experienced a Shortfall (or is expected to experience a Shortfall), and (ii) all or a portion of such Shortfall is not funded pursuant to any third party financing as contemplated by Section 3.2(a), SP and Killington shall each have the right, but not the obligation, to make additional Capital Contributions in the amount of the Shortfall (any such contribution, an "Additional Capital Contribution"). If Killington does not make an Additional Capital Contribution, then SP may make an Additional Capital Contribution for the full amount of the Shortfall. If both SP and Killington desire to make an Additional Capital Contribution, they shall do so in such amounts as agreed to, or in the absence of agreement, seventy-five percent (75%) of the Shortfall will be contributed by SP and twenty-five percent (25%) of the Shortfall will be contributed by Killington. Notwithstanding the foregoing, in no event shall SP or Killington or any other Member be obligated to make any Additional Capital Contributions for the Shortfall or to make any other Capital Contributions (other than the Initial Capital Contributions pursuant to Section
3.1 above).

     3.3 General.

     (a) Except for the Initial Capital Contributions, no Member shall be obligated to contribute capital to, and no Member may withdraw capital from, the Company. To the extent any monies which any Member is entitled to receive pursuant to Article 8 below would constitute a return of capital, each of the Members consents to the withdrawal of such capital.

     (b) Interest earned on Company funds shall inure solely to the benefit of the Company. Unless otherwise specifically provided herein, no interest shall be paid on any Capital Contributions or advances to the capital of the Company, nor upon any undistributed or reinvested income or profits of the Company.

     3.4 No Third Party Rights. The right of the Members to make any Additional Capital Contributions after the date hereof under the terms of this Agreement shall not be construed as conferring any rights or benefits to or upon any Person not a party to this Agreement, or the holder of any indebtedness of the Company, or the holder of any obligations secured by a Mortgage or other lien or encumbrance upon or affecting the Company or any interest of a Member therein or in the Company Assets or any part thereof or any interest therein, except to the extent expressly agreed in writing by all Members.

     3.5 Return of Capital. Except as otherwise provided in Article 8 or 9, no Member shall have the right to demand or to receive the return of all or any part of its contributions to the capital of the Company. In addition, no Member has the right to demand or to receive property other than cash in return for its contributions to the capital of the Company.

                                   ARTICLE 4

                                  MANAGEMENT

     4.1 Designation of Managing Member and Grant of Authority. Except as otherwise provided in this Agreement, the Managing Member (i) shall have the sole and exclusive power and authority on behalf of the Company to carry out any and all of the purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole and absolute discretion deem necessary or advisable or incidental thereto, and (ii) shall have full and absolute authority in its discretion to exercise, on behalf of and in the name of the Company, all rights and powers of a manager or managing member under the Act. Without in any manner limiting the foregoing, the Members hereby stipulate, confirm, acknowledge and agree that the Managing Member, acting directly or through any duly appointed Officers of the Company, may cause the Company to do, or cause to be done, on behalf and as an act of the Company, any act which is necessary or desirable to carry out any of the purposes of the Company, including any of the following:

     (a) Enter into, make, deliver and perform all contracts, agreements, instruments and other undertakings as the Managing Member may, in its sole and absolute discretion, determine to be necessary, advisable, appropriate or incidental to the carrying out of the objects and purposes set forth above or contemplated by this Agreement, the taking of such action by the Managing Member to be conclusive evidence of such determination;

     (b) Acquire, either directly or indirectly, real property and tangible and intangible personal property of any kind, character or nature;

     (c) Arrange financing for the Company and cause the Company to directly or indirectly borrow money or otherwise directly or indirectly incur, guarantee or otherwise become liable for any amount of indebtedness (including indebtedness for accrued expenses or ordinary trade payables) in connection with the any of the Company Assets and/or the operation of the Company's business activities;

     (d) Mortgage, pledge, assign or otherwise create a lien, encumbrance or security interest in or on all or any part of the Company Assets in order to secure Loans or advances to the Company or any Person in which the Company has a direct or indirect interest (including any Development Entity), or any obligation of the Company or any Person in which the Company has a direct or indirect interest (including any Development Entity), or for any other Company purpose;

     (e) Subject to Section 4.3 below, cause the Company to be a venturer, member, partner, stockholder, holder of a beneficial interest or other participant or owner in, and to contribute all or any portion of the Company Assets to, a wholly owned subsidiary of SP or a joint venture, partnership (whether limited, limited liability or general), corporation, limited liability company, trust or other venture or enterprise (any of the foregoing a "Development Entity");

     (f) Subject to Section 4.3 below, sell, assign, transfer, exchange, master lease, or otherwise liquidate and dispose of all or any portion of, or interest in, the Company Assets, including entering into or modifying any sale, transfer, lease or other agreement or contract with respect thereto;

     (g) Manage, maintain, operate, repair, improve, subdivide, pre-develop, develop, lease or otherwise deal in any manner with, all or any portion of the Company Assets, including entering into or modifying any development, leasing, management, easement, restrictive covenant, or other agreement, for or with respect to all or any portion of, or interest in, the Company Assets;

     (h) Seek, obtain, amend or modify any zoning, regulatory approvals or permits, subdivision approvals or permits, acquire other entitlements or otherwise deal in any manner with the Development Property (or any portion thereof) or any other property acquired by the Company;

     (i) Guaranty or provide indemnifications for the obligations of any Person;

     (j) Employ or consult such Persons (including any partner, shareholder, officer, director, agent, advisor or employee of any Affiliate of a Member) as the Managing Member shall deem necessary, appropriate or advisable for the operation and management of the Company, including brokers, accountants, engineers, attorneys or specialists in any field of endeavor whatsoever, and authorize any such Person to act for and on behalf of the Company;

     (k) Make expenditures as are required to operate and manage the Company and the Company Assets and to otherwise carry out any of the activities described in this Section 4.1;

     (l) Deposit the funds of the Company in the Company's name in any bank or trust company and entrust to such bank or trust company any of the securities, monies, documents and papers belonging to or relating to the Company; or deposit with and entrust to any brokerage firm that is a member of any national securities exchange any of said funds, securities, monies, documents and papers belonging to or relating to the Company;

     (m) Possess, monitor, manage, or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to Company Assets or any other property held or owned by the Company;

     (n) Make appropriate elections and other decisions with respect to tax and accounting matters; prepare and file all tax returns for the Company (but without any obligation hereunder to prepare or file the tax returns or other reports of the Members);

     (o) Bring and defend actions and proceedings at law or equity before any court or governmental, administrative or regulatory agency, body or commission or otherwise;

     (p) Acquire and enter into any contract of insurance necessary or desirable for the protection or conservation of the Company and/or the Company Assets or otherwise in the interest of the Company (including directors and officers insurance or the equivalent thereof) as the Managing Member, in its sole discretion, shall determine;

     (q) Distribute funds to the Company by way of cash or otherwise, all in accordance with the provisions of this Agreement; and

     (r) Do any other act which is necessary or desirable to carry out any of the purposes of the Company.

     4.2 Officers. The Managing Member may designate one or more Persons to be officers of the Company ("Officers"), and any Officer so designated shall have such title, authorities, duties, and salaries as the Managing Member may delegate to them. Any Officer may be removed as such, either with or without cause, by the Managing Member at any time.

     4.3 Limitations on Certain Transfers. Any actions described in Section 4.1(e) shall require the prior written consent of Killington, which consent shall not be unreasonably withheld. Until April 1, 2011, any actions described in Section 4.1(f) shall require the prior written consent of Killington, which consent shall not be unreasonably withheld. On and after April 1, 2011, actions described under Section 4.1(f) shall not require the consent of Killington, but shall be subject to (i) the consent of a majority of the advisory board pursuant to Section 4.4, and (ii) the provisions of Section 4.10. Notwithstanding anything in this Agreement to the contrary, sales of Developed Property shall not require the consent of Killington nor shall such sales be subject to the provisions of Section 4.10.

     4.4 Advisory Board. The Company shall at all times have an advisory board consisting of two (2) representatives of SP and one (1) representative of Killington. The initial members of the advisory board shall be, on behalf of SP, Steven P. Selbo and Paul E. Rowsey, III, and, on behalf of Killington, Allen W. Wilson. The advisory board shall meet at least once per calendar quarter, on a date and at a time reasonably acceptable to the board members, to discuss and review the Company's development plans and activities, operating budgets and such other activities of, or matters relating to, the Company, the Development Property and/or the Development Entities, as the board members may determine. Such meetings may be in person or by telephone (or by such other medium as the board members may agree). Notwithstanding the foregoing, in no event shall the review, consent, approval or authorization of the advisory board be required for any activity of the Company, nor for any action taken by the Managing Member pursuant to Section 4.1 above or otherwise. Members of the advisory board may be replaced, by the party that appointed such member, at any time by delivery of written notice to the Company by either SP or Killington; a copy of said notice shall also be delivered to all other Members. Notwithstanding anything herein to the contrary, the sale of any land owned by the Company or the contribution of any land by the Company to a joint venture or other entity shall require a majority vote of the advisory board.

     4.5 Affiliate Agreements. The Managing Member may cause the Company to enter into Affiliate Agreements and the validity of any such transaction or agreement (or any payment thereunder) shall not be affected by reason of any relationship between the Company and a Member or any Affiliate of a Member, provided that such agreements are on terms no less favorable to the Company than those that would be applicable without such Affiliate relationship.

     4.6 Limitation on Authority of Other Members to Act on Behalf of Company. The Members (other than the Managing Member) in their capacities as Members have no authority to act for or bind the Company and may not participate in the general management, conduct or control of the Company's business or affairs. Notwithstanding the foregoing, to the extent specifically requested in writing by the Managing Member, each Member shall cooperate with the Managing Member in connection with any of the activities of the Company described in Section 4.1(h) above.

     4.7 Permissible Activities of the Members. Except as may be restricted by the Master Agreement, the Members and their Affiliates may individually and/or with others (i.e., other than in their capacity as Members) engage in other activities for profit, whether in the real estate business or otherwise, including the ownership, operation, development, leasing and management of other properties similar to the Development Property, and may in the future participate in partnerships or other ventures for such purposes. Neither the Company nor the Members shall have any right by virtue of this Agreement in or to such independent ventures or to the income or profits derived therefrom.

     4.8 Exculpation.

     (a) The Managing Member shall not be liable or accountable, in damages or otherwise, to the Company or to any other Member for any act performed or failure to act by it that arises out of, or in connection with, this Agreement or the Company's business and affairs, unless such act or failure to act is attributable to (i) fraud, (ii) gross negligence, (iii) willful misconduct, or
(iv) material breach of the terms and provisions of this Agreement; provided, however, that, solely for purposes of clause (iv) of this Section 4.8(a), the Managing Member shall not be liable or accountable, in damages or otherwise, to the Company or to any other Member for any breach of the terms and provisions of this Agreement with respect to which the Managing Member can establish that (A) such act or failure to act was undertaken with due regard for the terms and provisions of this Agreement and (B) in the reasonable good faith judgment of the Managing Member, such act or failure to act was not a violation of the terms and provisions of this Agreement.

     (b) The Company (but not any Member) shall indemnify and hold harmless the Managing Member (and its partners, members, and Affiliates) and any Officers of the Company, for any loss, damage, liability, cost, or expense (including reasonable attorneys' fees) claimed by a third party and incurred by virtue of the Managing Member's or the Officer's activities hereunder and arising out of any act performed or failure to act by it (or them) if such act or failure to act arises out of, or in connection with, this Agreement or the Company's business and affairs, and is not an act for which such Managing Member is liable under Section 4.8(a)(i) through (iv) above.

     4.9 Bank Accounts. On behalf of and at the expense of Company, the Managing Member shall maintain accounts in the name of the Company and operating accounts in the name of the Company in banks or trust companies in the continental U.S., for the deposit and disbursement of all funds relating to the Company. All such Company funds shall be promptly deposited in such accounts, to be held and disbursed only as provided herein.

     4.10 Restrictions on Transfers After Seven Years. Notwithstanding anything in Section 4.1(f) and Section 4.3 to the contrary, on or after April 1, 2011, Managing Member may cause Company to do any of the actions described in Section 4.1(f) without the consent of Killington but with the consent of a majority of the advisory board pursuant to Section 4.4, so long as Managing Member complies with the provisions of this Section 4.10. Commencing on and after April 1, 2011, Company hereby grants and conveys unto Killington, a right of first offer (the "ROFO") with respect to any real property owned by Company (other than the Developed Property) on or after April 11, 2011 (collectively, the "First Offer Property"), on and subject to the terms and conditions hereinafter set forth. In the event the Managing Member desires to cause Company to sell or convey any portion of the First Offer Property at any time on or after April 1, 2011 (the "ROFO Period"), Managing Member, prior to selling such portion of the First
Offer Property, shall first deliver to Killington a written notice (the "Offer Notice") stating the intention of the Managing Member to cause the Company to sell the applicable portion of the First Offer Property (such portion, the "Offer Property") and setting forth the price (the "Offer Price") which the Managing Member requires for the Offer Property. The Offer Notice shall also contain a detailed metes and bounds description of the Offer Property and all material terms the Managing Member requires or is willing to consider with respect to the sale of the Offer Property (e.g., material easement rights retained, possibility of seller-provided financing, timing for due diligence and closing (with a minimum due diligence and closing period of thirty (30) and sixty (60) days, respectively, being provided), and amount of earnest money required). If Killington fails to deliver written notice to the Managing Member exercising its ROFO with respect to the applicable Offer Property within thirty
(30) days after Killington's receipt of the Offer Notice, the Managing Member shall be free to cause the Company to sell the Offer Property to any third party without the consent of Killington (but subject to the consent of a majority of the advisory board) on the following terms and conditions: (i) the final sales price (as reasonably estimated by the Managing Member taking into consideration all compensation paid by the purchaser, may be no less than ninety percent (90%) of the original Offer Price set forth in the original Offer Notice, (ii) the Company must enter into a binding contract of sale with respect to the Offer Property within twelve (12) months after the date Killington declined to exercise its ROFO, and (iii) the closing of the sale of the Offer Property must occur not later than eighteen (18) months after the date Killington declined to exercise its ROFO. If any of the conditions in clauses (i) through (iii) above are not satisfied in the time periods provided above, the ROFO shall be reinstated with respect to the applicable Offer Property and the Managing Member shall again be required to cause the Company to offer to sell the Offer Property to Killington prior to selling it to a third party by delivering a supplemental Offer Notice setting forth the applicable (revised or reduced as applicable) Offer Price and other relevant terms of the offer. The sale of less than all of the First Offer Property shall not extinguish the ROFO as to the portion(s) thereof not sold, and the ROFO shall continue to apply to the unsold portions on the terms set forth above. Notwithstanding the foregoing, the ROFO (i) shall be subordinate to the liens and security interests of any lender of Company holding a lien on Company Assets, (ii) shall not apply to sales or transfers of Company Assets to Affiliates or the transfers described in Section 4.1(e) (provided, however, such ROFO shall survive any such transfer to any Affiliate and shall be binding on such Affiliates and shall apply to any sale or transfer by any such Affiliate during the ROFO Period), and (iii) shall not apply to Developed Property.

                                   ARTICLE 5

                              COMPENSATION AND FEES

     5.1 Reimbursement of Expenses. The Company shall pay to the Managing Member, as and when requested, the amounts necessary to reimburse the Managing Member for the direct, third party, out-of-pocket expenses incurred by the Managing Member in administering the Company hereunder. In addition, the Company shall pay to the Managing Member, as and when requested, (a) the amounts necessary to reimburse the Managing Member for the travel expenses and any fees, salaries, benefits, commissions and other compensation or reimbursements paid to or for the benefit of any Officers or employees of the Company, (b) the amount of the normal and customary overhead expenses anticipated to be incurred by the Managing Member in the execution of its duties for the Company with respect to the period in question that are properly allocable to the business, operations, and activities of the Company, including an allocable portion of the travel expenses and any fees, salaries, benefits, commissions and other compensation or reimbursements paid to or for the benefit of any officers or employees of the Managing Member, including specifically, Steven P. Selbo. .

     5.2 No Additional Fees. As of the date of this Agreement, the Company has not agreed to pay any fees to a Member or its Affiliate other than as set forth in this Article 5.

                                   ARTICLE 6

              COVENANTS, WARRANTIES AND REPRESENTATIONS OF MEMBERS

     6.1 Representations and Warranties of SP. In addition to the covenants, warranties and representations made elsewhere in this Agreement, SP does hereby covenant, warrant and represent that, as of the date of this Agreement:

     (a) SP has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     (b) All acts and other proceedings required to be taken by SP to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken.

     (c) This Agreement has been duly executed and delivered by SP and constitutes the valid and binding obligation of SP, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency and other similar laws and general equitable principles.

     (d) SP has obtained all approvals and consents required to be obtained by it in connection with the execution and delivery of this Agreement by SP and the consummation of the transactions contemplated hereby from all governmental authorities having any approval rights with respect thereto and all Persons having consent rights, to the extent that the failure to obtain such approval or consent would have a material adverse effect on the Company or its assets.

     (e) SP has not contracted with or authorized any broker, agent, or finder to act on its behalf with respect to this Agreement, the Company or the Development Property.

     6.2 Representations and Warranties of Killington. In addition to the covenants, warranties and representations made elsewhere in this Agreement, Killington does hereby covenant, warrant and represent that, as of the date of this Agreement:

     (a) Killington has all the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     (b) All acts and other proceedings required to be taken by Killington to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken.

     (c) This Agreement has been duly executed and delivered by Killington and constitutes the valid and binding obligation of Killington, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency and other similar laws and general equitable principles.

     (d) Killington has obtained all approvals and consents required to be obtained by it in connection with the execution and delivery of this Agreement by Killington and the consummation of the transactions contemplated hereby from all governmental authorities having any approval rights with respect thereto and all Persons having consent rights, to the extent that the failure to obtain such approval or consent would have a material adverse effect on the Company or its assets.

     (e) Killington has no actual knowledge of any litigation or the threat of any litigation, including any condemnation proceedings, affecting or concerning the Company, the Development Property, title to the Development Property (or any water, utility, development or other rights with respect to the Development Property) or any right to use or develop the Development Property.

     (f) Except for the contracts, agreements and title exceptions specifically listed and described on Exhibit D attached hereto, the Development Property is currently not encumbered or subject to any management, service, supply or other agreements, contracts, or arrangements with any party.

     (g) Killington has disclosed to SP all material facts and information of which Killington or its Affiliates have actual knowledge concerning the Development Property. No statement of fact made by or on behalf of Killington to SP contains any untrue statement of a material fact or omits to state any material fact necessary to make such statements not misleading.

     (h) Killington has not contracted with or authorized any broker, agent, or finder to act on its behalf with respect to this Agreement, the Company, or the Development Property.

                                   ARTICLE 7

                               BOOKS AND RECORDS;
                           AUDITS; CERTAIN TAX MATTERS

     7.1 Books and Records; Audits; Certain Tax Matters.

     (a) Books and Records. The Managing Member shall keep and maintain the books and records of the Company and the Company Assets, which shall be prepared in accordance with [generally accepted accounting principles] consistently applied. Any Member shall have access to such books and records upon prior written notice, and each shall have the right to copy said records at its own expense.

     (b) Where Maintained. The books, accounts and records of the Company shall at all times be maintained at the principal office of the Company.

     (c) Audits; Access to Information by Members. Upon at least thirty (30) days notice to the Managing Member, any Member may, at its option and at its own expense, conduct audits of the books, records and accounts of the Company. The Managing Member shall provide the Member's appraisers, accountants and advisors with access to all information related to the value of the Company Assets and to the management personnel involved directly or indirectly in the affairs of the Company and shall cause such personnel to cooperate fully with such Member or its designees and to furnish information requested by it or its designees, as to the status of the affairs of the Company.

     (d) Reports. The Managing Member shall prepare and distribute such reports and information to the Members as shall be reasonably requested by such Members in order to enable them to be fully informed about the affairs of the Company. In addition, the Managing Member shall deliver to the Members copies of any reports furnished by the Company to the holders of any Loans or Mortgages on or secured by the Company Assets. Further, not later than ninety (90) days after the end of each Fiscal Year, the Company shall provide certified financial statements and other financial information concerning the Company, so as to allow each Member and its Affiliates to timely file all necessary U.S. tax returns and to publish relevant financial statements.

     (e) Tax Returns. The Managing Member shall prepare and file (or cause the Company's accountants to prepare and file) in a timely manner after the end of each Fiscal Year all federal, state and local tax returns for the Company for such Fiscal Year and shall cause a copy thereof to be delivered to the Members.

     (f) Cost of Accounting and Statements. Any costs incurred by the Company or the Managing Member in connection with the foregoing subsections (a), (c), (d), and (e) shall be an expense of the Company.

     (g) Tax Matters Partner. The Managing Member shall have full power and authority to act for the Company and the Members as "Tax Matters Partner", as defined in Section 6231(a)(7) of the Code, with all the rights and responsibilities of that position described in Sections 6222-32 of the Code and to act in any similar capacity under applicable state or local law. The Tax Matters Partner shall keep the Members informed as to the status of any correspondence or communication that relates to (or may culminate in) an audit of the Company's income, employment or payroll tax affairs by the Internal Revenue Service. The Company shall reimburse the Tax Matters Partner for all costs and expenses incurred by it in the exercise of the rights and/or the performance of the responsibilities referred to in this Section 7.1(g). The Company shall indemnify and hold harmless the Tax Matters Partner from all claims, liabilities, costs and expenses, including reasonable attorneys' fees and court costs, incurred by it in the exercise of the rights and/or the performance of the responsibilities referred to in this Section 7.1(g).

                                   ARTICLE 8

                  CAPITAL ACCOUNTS; DISTRIBUTIONS; ALLOCATIONS

     8.1 Capital Accounts. A "Capital Account" shall be maintained for each Member. The Members' Capital Accounts shall be, as of the date hereof, initially equal to: $1,500,000, in the case of Killington, and $100 in the case of SP. Such Capital Account shall thereafter be increased by (i) the amount of additional cash (including with respect to SP only, any Additional Capital Contributions hereafter made by SP pursuant to Section 3.2 hereof) and the fair market value of any additional property contributed by such Member to the capital of the Company (net of liabilities secured by such contributed property that the Company is considered to assume or to take subject to under Section 752 of the Code), (ii) the amount of any Profits (as defined in Exhibit C) allocated to such Member pursuant to Section 8.2(a) and (iii) the amount of any special allocations of income or gain to such Member pursuant to Section 2.1 of Exhibit C and decreased by (a) the amount of money distributed to such Member by the Company, (b) the fair market value of any property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the
Code), (c) the amount of any Losses (as defined in Exhibit C) allocated to such Member pursuant to Section 8.2(b) and (d) the amount of any special allocation of deductions or losses to such Member pursuant to Section 2.1 of Exhibit C. The foregoing Capital Account definition and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

     8.2 Allocations.

     (a) Except as  provided in Section 2.1 of Exhibit C, and subject to Section
2.2 of Exhibit C, any Profits realized by the Company for a Fiscal Year shall be allocated among the Members as follows and in the following order of priority.

          (i) First, Profits shall be allocated among the Members in proportion to the deficit balances in their respective Capital Accounts, until the deficit balance in each such Member's Capital Account has been eliminated.

          (ii) Next, Profits shall be allocated to each Member to the least extent necessary to cause such Member's Capital Account balance to equal the sum of its Unpaid Initial Preferred Return and its Unrecovered Initial Preference Amount.

          (iii) Next, Profits shall be allocated to each Member to the least extent necessary to cause such Member's Capital Account balance to equal the sum of its Unpaid Initial Preferred Return, its Unrecovered Initial Preference Amount, its Unpaid Additional Preferred Return, and its Unrecovered Additional Preference Amount.

          (iv) Then, all remaining Profits shall be allocated among the Members, pro rata in accordance with their respective Membership Percentages.

     (b) Except as  provided in Section 2.1 of Exhibit C, and subject to Section
2.2 of Exhibit C, any Losses realized by the Company for a Fiscal Year shall be allocated among the Members as follows and in the following order of priority.

          (i) First, Losses shall be allocated to each Member to the least extent necessary to reduce such Member's Capital Account balance to an amount equal to the sum of its Unpaid Initial Preferred Return, its Unrecovered Initial Preference Account, its Unpaid Additional Preferred Return, and its Unrecovered Additional Preference Amount.

          (ii) Next, Losses shall be allocated to each Member to the least extent necessary to reduce such Member's Capital Account balance to an amount equal to the sum of its Unpaid Initial Preferred Return and its Unrecovered Initial Preference Account.

          (iii) Next, Losses shall be allocated among the Members in proportion to their respective positive Capital Account balances, until the Capital Account balance of each such Member is reduced to zero (0).

          (iv) Then, all remaining Losses shall be allocated among the Members according to their respective Membership Percentages.

     8.3 Distributions. Subject to the provisions of Section 9.2, undistributed Cash Flow, if any, in excess of reserves provided for in the definition of "Cash Flow," shall be distributed to the Members periodically as follows:

     (a) First, to each Member, in proportion to the amount of their respective Unpaid Initial Preference Returns, until such Member's Unpaid Initial Preferred Return has been reduced to zero (0);

     (b) Second, to each Member, in proportion to the amount of their respective Unrecovered Initial Preference Amounts, until such Member's Unrecovered Initial Preference Amount has been reduced to zero (0);

     (c) Third, to each Member, in proportion to the amount of their respective Unpaid Additional Preference Returns, until such Member's Unpaid Additional Preferred Return has been reduced to zero (0);

     (d) Fourth, to each Member, in proportion to the amount of their respective Unrecovered Additional Preference Amounts, until such Member's Unrecovered Additional Preference Amount has been reduced to zero (0); and

     (e) Fifth, to the Members, pro rata in accordance with their respective Membership Percentages.

     8.4 Withholding. The Managing Member is authorized to withhold from distributions to the Members and to pay over to federal, state or local government authorities any amounts required to be so withheld pursuant to the Code or any other applicable federal, state or local law and shall allocate any amounts so withheld to the Members. Any amounts so allocated to a Member shall be treated as an amount distributed to such Member pursuant to this Article 8 for all purposes of this Agreement.

     8.5 Final Distribution. The final distributions following dissolution shall be made in accordance with the provisions of Section 9.2.

                                   ARTICLE 9

                                  DISSOLUTION

     9.1 Dissolving Events. The Company shall be dissolved in the manner hereinafter provided upon the happening of any of the following events:

     (a) the written agreement of the Members holding 51% or more of the Membership Interests in the Company to terminate the Company;

     (b) the disposition of all or substantially all of the Company Assets and the collection of all amounts derived from any such disposition, including all amounts payable to the Company under any promissory notes or other evidences of indebtedness derived by the Company from any such disposition; or

     (c) any other event which under applicable law would cause the dissolution of the Company, provided, however, that, unless required by law or objected to by Members holding 51% or more of the Membership Interests in the Company, the Company shall not be liquidated as a result of any such event and the Company shall be reconstituted.

     9.2 Methods of Liquidation. If the Company is dissolved and not reconstituted, an accounting of the Company assets, liabilities and operations through the last day of the month in which the dissolution occurs shall be made by the Managing Member, and the affairs of the Company shall be wound up and terminated. The Managing Member shall serve as the liquidating trustee of the Company. The liquidating trustee shall be responsible for winding up and terminating the affairs of the Company and shall determine all matters in connection therewith (including the arrangements to be made with creditors, to what extent and under what terms the assets of the Company are to be sold and the amount or necessity of cash reserves to cover contingent liabilities) as it deems advisable and proper. The liquidating trustee thereafter shall liquidate the assets of the Company as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in accordance with the following:

     (a) First, to the payment of the debts and liabilities of the Company, other than to the Members, and to the expenses of liquidation in the order of priority as provided by law; then

     (b) Second, to the establishment of, or addition to, any reserves deemed necessary by the liquidating trustee for any contingent or unforeseen liabilities or obligations of the Company; provided, however, that any such reserves established hereunder may be paid over to a bank or other escrow agent to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the liquidating trustee deems advisable, of distributing the balance of such reserves in the manner provided hereinafter in this Section 9.2; then

     (c) Third, to the Members in accordance with the order and priority set forth in Section 8.3 (and subject to the provisions of Section 8.4).

     The vote of Members holding 51% or more of the Membership Interests in the Company shall be sufficient to continue the life of the Company in the event a termination of the Company would otherwise have occurred.

     9.3 Reasonable Time for Liquidating. A reasonable time shall be allowed for the orderly liquidation of the Company's assets pursuant to Section 9.2 above in order to minimize the losses normally attendant upon such a liquidation.

     9.4 Date of Liquidation. The Company shall be liquidated and terminated when all of its assets have been converted into cash, all promissory notes or other evidences of indebtedness derived by the Company from such conversion of its assets have been collected or otherwise converted into cash and all such cash has been applied and distributed in accordance with the provisions of
Section 9.2 above. The establishment of any reserves shall not have the effect of extending the term of the Company, but such reserves shall be distributed in accordance with Section 9.2 and in the manner and within the time period as the liquidating trustee deems advisable and appropriate.

     9.5 Withdrawals. The Members do hereby covenant and agree that they shall not withdraw or retire from the Company except as a result of a permitted Transfer of their entire respective Membership Interests and that they shall carry out their duties and responsibilities hereunder until the Company is terminated, liquidated and dissolved under this Article 9.

                                   ARTICLE 10

                           SALE; ASSIGNMENT; TRANSFER

     10.1 Transfers of Interests in Company.

     (a) Except as otherwise permitted in this Article 10, no Member may sell, transfer, assign, convey or otherwise dispose of or Pledge or encumber, either directly or indirectly, voluntarily or by operation of law (collectively, "Transfer"), all or any part of its Membership Interest. Any such act in violation of this Section 10.1(a) shall be null and void ab initio. The approval of any such transaction in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. In no event shall less than all of the Membership Interest of a Member be directly Transferred by any Member. All Transfers hereinafter permitted are subject to Sections 10.3, 10.4 and 10.5.

     (b)  Notwithstanding  the  provisions  of  Section 10.1(a),  but subject to satisfaction of Sections 10.3, 10.4 and 10.5, Transfers of direct and indirect interests in SP shall be permitted, without the consent of the Members, to the extent such Transfers are expressly permitted by Section 10.1(b) or 10.1(c) of the SP LLC Agreement. Additionally, notwithstanding the provisions of
Section 10.1(a), SP shall have the right, without the consent of Killington, to Pledge, encumber or otherwise grant security interests in SP's Membership Interest in the Company to Fleet National Bank as additional security for a loan to SP by Fleet National Bank.

     (c) Notwithstanding the provisions of Section 10.1(a), but subject to satisfaction of Sections 10.3, 10.4 and 10.5, (i) Killington may Transfer all of its Membership Interest in the Company to an Affiliate of Killington, without the consent of SP, (ii) Killington may Transfer all of its Membership Interest in the Company to any third party which acquires all of Killington's right, title and interest in the Killington Resort, provided (x) SP receives at least fifteen (15) days prior written notice of such Transfer, and (y) Killington and the applicable transferee have fully complied with the provisions of Sections 10.3, 10.4 and 10.5, (iii) Transfers of direct and indirect interests in Killington shall be permitted, without the consent of SP, so long as Killington remains an Affiliate of ASC following any such Transfer, (iv) Transfers to any lender making a loan to Killington in connection with the ownership and operation of the Killington Resort shall also be permitted, and
(v) Transfers to any lender making a loan to Company or SP in connection with the ownership and operation of Company Assets or SP's assets. Any change in the ownership of the investors holding a direct or indirect interest in Killington shall not be deemed a Transfer unless as a result of the change Killington does not remain an Affiliate of ASC.

     10.2 Restraining Order; Specific Performance; Other Remedies.

     (a) In the event that any Member shall attempt to Transfer all or any portion of any Membership Interest in the Company in violation of the provisions of this Agreement and any rights hereby granted, then the other Members, in addition to all rights and remedies hereunder, at law and/or in equity, shall be entitled to a decree or order restraining and enjoining such Transfer, and the offending party shall not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed that damages at law shall be an inadequate remedy for a breach or threatened breach or violation of the provisions concerning Transfers set forth in this Agreement.

     (b) In addition, it is expressly agreed that the remedy at law for breach of any of the obligations set forth in Section 10.1 is inadequate in view of
(i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a party to comply fully with each of said obligations and (ii) the uniqueness of each Member's business and assets and the relationship of the Members. Accordingly, in addition to all other remedies available at law or in equity, each of the aforesaid obligations shall be, and is hereby expressly made, enforceable by specific performance.

     10.3 Compliance with Law. The Members hereby agree that no sale or other Transfer of any interest in the Company shall be made which would result in (a) the violation of any applicable law, order, rule or regulation of the United States of America or the States of Delaware or Vermont to the extent applicable to such sale or other Transfer, including the United States Securities Act of 1933, as amended, or (b) a breach or default under the terms of any Mortgage or any other Fleet Loan Document (as defined in the SP LLC Agreement).

     10.4 Substitute Members. In the event any Member Transfers its Membership Interest in compliance with the other provisions of this Article 10, the transferee thereof shall have the right to become a substituted Member of the Company only upon satisfaction of the following:

     (a) the transferring Member and its transferee execute such instruments as any other Member deems reasonably necessary or desirable to effect such substitution;

     (b) the transferee accepts and agrees in writing to be bound by all of the terms and provisions of this Agreement accruing on and after the date of such substitution in accordance with this Section 10.4; and

     (c) except in connection with substitution of membership resulting from the exercise of any rights and remedies of a lender holding a security interest on a Membership Interest and the initial transfer by such lender or its affiliated nominee thereafter, such transferee pays a transfer fee to the Company which is sufficient to cover all reasonable expenses, including attorneys' and accountants' fees, transfer taxes and expenses incurred by the Company or its Members in connection with the admission of such Person as a Member, including any amendment to this Agreement.

     10.5 Overall Transfer Prohibitions.

     (a) Notwithstanding anything to the contrary herein contained, except for a Transfer pursuant to Sections 10.1(c)(iv) and (v) hereof, no interest in the Company may be Transferred, directly or indirectly, if the non-Transferring Member(s) delivers to the Member desiring to effect such Transfer an opinion of counsel, with reasonable experience and expertise with respect to the subject matter of the opinion, that the Transfer would impose material adverse tax or legal consequences upon the Company or any non-Transferring Member(s) as a result thereof, including resulting in a default under any Loan (which is deemed for those purposes to have such a material adverse effect), except that, if the opinion states that the Transfer would effect no material adverse tax or legal consequences, other than a tax termination of the Company, the interest in the Company may be transferred.

     (b) In order to afford the non-Transferring Member(s) sufficient time to determine whether or not it should obtain an opinion of counsel described herein, the Member whose interest in the Company is to be the subject of any Transfer shall, if not otherwise required pursuant to any other provision of this Article 10, give the non-Transferring Member(s) at least thirty (30) days' written notice prior to attempting to effect any such Transfer.

     10.6 Section 754 Election. Upon the request of any Member transferring substantially all of its Membership Interest in the Company pursuant to this Agreement, or upon the request of the transferee, the Company shall file an election pursuant to Section 754 of the Code to adjust the basis of Company property in the manner provided in Section 743 of the Code. The incremental cost of making such an election shall be borne by the requesting party; provided that, if the requesting party is the transferor and such transferor is not a Member immediately after such transfer, or subsequently ceases to be a Member, such cost shall be borne by the transferee.

     10.7 Release of Liability. In the event any Member shall sell its entire interest in the Company (other than in a sale of the Company Assets or the entire Membership Interests of all Members) in compliance with the provisions of this Agreement without retaining any interest therein, directly or indirectly, then the transferring Member shall be relieved of any further liability arising hereunder for events occurring from and after the date of such Transfer.

                                   ARTICLE 11

                                    NOTICES

     11.1 In Writing; Address. All notices, demands, consents, reports and other communications provided for in this Agreement shall be in writing, shall be given by a method prescribed in Section 11.2 and shall be given to the Member to whom it is addressed at the address set forth below or at such other address(es) as such party hereto may hereafter specify by at least fifteen (15) days' prior written notice.

         To SP:                             SP Land Company, LLC
                                            c/o Eiger, Inc.
                                            5855 Sandy Springs Circle
                                            Suite 200
                                            Atlanta, Georgia 30328
                                            Attn:  Steven P. Selbo
                                            Fax:     (404) 236-0107

         With a copy to:                    Ski Partners LLC
                                            c/o Eiger, Inc.
                                            500 Crescent Court
                                            Suite 300
                                            Dallas, Texas 75201
                                            Attn:  Paul E. Rowsey, III
                                            Fax:     (214) 756-6599

         With a copy to:                    Baker Botts L.L.P.
                                            2001 Ross Avenue
                                            Dallas, Texas 75201-2980
                                            Attn:  Mark D. Van Kirk
                                            Fax:     (214) 661-4593

         To Killington:                     Killington, Ltd.
                                            4763 Killington Access Road
                                            Killington, Vermont 05751-4746
                                            Attn:  Allen W. Wilson
                                            Fax:     (802) 422-6762

         With a copy to:                    American Skiing Company
                                            One Monument Way
                                            Portland, Maine 04101
                                            Attn:  Foster Stewart
                                            Fax:     (207) 791-2607

     Any party hereto may change the address to which notice may be delivered hereunder by the giving of written notice thereof to the other Members as provided in Section 11.2 below.

     11.2 Method. Such notice or other communication may be mailed by United States certified mail, return receipt requested, postage prepaid, deposited in a United States post office or a depository for the receipt of mail regularly maintained by the Post Office. Such notices, demands, consents and reports may also be delivered (i) by hand or nationally recognized overnight courier which maintains evidence of receipt or (ii) by facsimile with a confirmation copy delivery by overnight courier which maintains evidence of receipt. Any notices, demands, consents or other communications shall be deemed given when received at the address for which such party has given notice in accordance with the provisions hereof if received on a Business Day and if not received on a Business Day, then on the next Business Day. Notwithstanding the foregoing, no notice or other communication shall be deemed ineffective because of refusal of delivery to the address specified for the giving of such notice in accordance herewith. Notice shall be effective only upon receipt or refusal of receipt after delivery in accordance with the methods hereinabove set forth in this
Section 11.2.

                                   ARTICLE 12

                                  MISCELLANEOUS

     12.1 Additional Documents and Acts. In connection with this Agreement, as well as all transactions contemplated by this Agreement, each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

     12.2 Governing Law and Jurisdiction. This Agreement, the rights and obligations of the parties hereto and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Delaware (other than the choice of law rules).

     12.3 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

     12.4 Entire Agreement. This instrument contains all of the understandings and agreements of whatsoever kind and nature existing between the parties hereto with respect to this Agreement and the rights, interests, understandings, agreements and obligations of the respective parties pertaining to the formation and continuing operations of the Company. Representatives of all parties have participated equally in the negotiation and drafting of this Agreement, and accordingly, this Agreement shall not be more strictly construed against any party hereto on account of the role played by such party's representative in the negotiation and drafting hereof.

     12.5 References to this Agreement. Numbered or lettered Articles and Sections herein contained refer to Articles and Sections of this Agreement unless otherwise expressly stated.

     12.6 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     12.7 Binding Effect. Except as herein otherwise expressly stipulated to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

     12.8  Counterparts.   This  Agreement  may  be  executed  in  a  number  of
counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

     12.9 Amendments. This Agreement may not be amended, altered or modified except by a written instrument signed by each of the Members.

     12.10 Estoppel Certificates. Each Member agrees, upon written demand of any other Member, to execute and deliver to the other Member(s), within ten (10) days after such demand (which demand shall make reference to such ten (10) day response period), a certificate stating that this Agreement is unmodified and in full force and effect (or, if this Agreement has been modified, that the same is in full force and effect as modified and stating such modifications), whether or not, to the best knowledge of such Member, there exists any material default hereunder and if so, specifying the details of such default and such other matters as the other Member(s) may reasonably request.

     12.11 Exhibits. All Exhibits attached hereto are incorporated herein and made a part hereof by this reference.

     12.12 Severability. Every provision of this Agreement is hereby declared to be independent of, and separable from, every other provision of this Agreement. If any such provisions shall be held to be invalid or unenforceable, that holding shall be without effect upon the validity or enforceability of any other provision of this Agreement. It is the intention of the parties hereto that, in lieu of each provision of this Agreement which is determined to be invalid or unenforceable, there shall be added, as part of this Agreement, such an alternative provision as may be valid or enforceable but otherwise as close to the applicable original provision as possible.

     12.13 Waiver; Modification. Failure by any Member to insist upon or enforce any of its rights shall not constitute a waiver thereof, and nothing shall constitute a waiver of such Member's right to insist upon strict compliance with the provisions hereof. Any Member may waive the benefit of any provision or condition for its benefit contained in this Agreement.

     12.14 Third-Party Beneficiaries. This Agreement is made solely and specifically between and for the benefit of the parties hereto and their respective successors and assigns subject to the express provisions hereof relating to Transfers, and no other Person or party shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

     12.15 Reliance on Authority of Person Signing Agreement; Designated Representatives; Authority of Managing Member.

     (a) In the event that a Member is a partnership, limited liability company, limited partnership, joint venture, corporation or any entity other than a natural person, the Members and the Company (i) shall not be required to determine the authority of the Person signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such Person;
(ii) shall not be required to see to the application or distribution of proceeds paid or credited to Persons signing this Agreement or any document executed in connection herewith on behalf of such entity; and (iii) shall be entitled to rely on the authority of the Person signing this Agreement or any document in connection herewith with respect to the voting of the Membership Interest of such entity and with respect to the giving of consent on behalf of such entity in connection with any matter for which consent is permitted or required under this Agreement or any document in connection herewith.

     (b) Each Member shall designate in writing to the Company one or more representatives who shall be authorized to act under this Agreement for and on behalf of such Member. Any act, approval, consent or vote of any representative of a Member that is so designated shall be deemed to be the act, approval, consent or vote of said Member, and no Person, including the Company and the other Members, shall be required to inquire into the authority of such representative as to such act, approval, consent or vote on behalf of the Member who has designated said representative. Any representative may be replaced by a successor representative by written notice to the Company and designation of a substitute for such representative. Until written notice of any change is given pursuant to Article 11, the designated representatives ("Designated Representative(s)") of the Members shall be as provided on Exhibit B.

     (c) In dealing with the Managing Member, no Person shall be required to inquire as to its authority to bind the Company. Any act of the Managing Member purporting to bind the Company shall bind the Company. The Managing Member shall have the full right and authority to execute and deliver any and all agreements, contracts, documents and instruments relating to the business and affairs of the Company without the joinder of the other Members or any other Person, and any Person dealing with the Company may rely upon the Managing Member's execution and delivery of any agreement, contract, document or instrument as the act and deed of the Company, without the necessity for further inquiry and notwithstanding any other provision of this Agreement.

     12.16 Indemnity. Except as provided in this Section 12.16, the Company, to the extent of its assets, shall and does hereby indemnify the Managing Member and any Officers of the Company against, and agree to hold, save and defend the Managing Member and any such Officers wholly harmless from, any liability, claim, cause of action, loss, expense or damage (including reasonable attorneys' fees and expenses and court costs actually incurred) suffered or incurred by such party by reason of anything the Managing Member or any such Officer may in good faith do or refrain from doing for or on behalf of the Company; provided, however, that the Company shall not be required to indemnify the Managing Member or any such Officer for any liability, claim, cause of action, loss, expense or damage which such the Managing Member or any such Officer may suffer or incur as a result of its fraud, willful misconduct or gross negligence.

     12.17 Herein. Wherever used in this Agreement, the words "herein," "hereof" or words of similar import shall be deemed to refer to this Agreement in its entirety and not to a specific section unless otherwise stated.

     12.18 Including. Wherever used in this Agreement, the word "including" shall be deemed to mean "including, without limitation."

     12.19 Cost of Counsel. In any judicial action between the parties to enforce any of the provisions of this Agreement or any right of any party under this Agreement, regardless of whether such action or proceeding is prosecuted to judgment and in addition to any other remedy, the unsuccessful party shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and expenses, incurred therein by the prevailing party in connection with such action.

     12.20 Days. Unless otherwise stated, a day shall be deemed to mean a calendar day.

     12.21 Time of Essence. Time is the essence of each and every provision of this Agreement.

     12.22 General Exculpation. Notwithstanding any provision hereof to the contrary, in no circumstances shall a member, shareholder, partner, director, officer, employee or agent ("Special Party") of a Member (direct or indirect) or of a Special Party of a Member hereto (direct or indirect) be personally liable for any of the obligations of such Member under this Agreement except to the extent, if any, provided in any separate agreement now or hereafter executed and delivered by such Special Party.

     12.23 Partition. Each of the Members irrevocably waives, during the term of the Company and during any period of its liquidation following any dissolution, any right that it may have to maintain any action for partition in kind with respect to any of the assets of the Company.

     12.24 Securities Trading of Membership Interests. The parties to this Agreement acknowledge and agree that the Membership Interests of the Company (i) are not and will not be dealt in or traded on a securities exchange or in a securities market, (ii) are not and will not be an "investment company security" (as defined in Section 8-103(b) of the Uniform Commercial Code or the equivalent thereof), (iii) are not securities governed by Article 8 of the Uniform Commercial Code of any jurisdiction, and (iv) are not and will not be held in or credited to a securities account. The parties to this Agreement further agree that the Membership Interests will not be certificated without the prior written consent of Fleet National Bank, for so long as Fleet National Bank is a lender to SP.

                  EXECUTED as of the date first above written.

                                    SP:

                                    SP LAND COMPANY, LLC,
                                    a Delaware limited liability company

                                    By: SKI PARTNERS LLC,
                                        a Delaware limited liability company,
                                        its managing member

                                        By:
                                        Name:
                                        Title:

                                    KILLINGTON:

                                    KILLINGTON, LTD.,
                                    a Vermont corporation

                                    By:
                                    Name:
                                    Title:

                                    EXHIBIT A

                       DESCRIPTION OF DEVELOPMENT PROPERTY

                                   EXHIBIT B

                           DESIGNATED REPRESENTATIVES

                             Designated
Member                       Representative(s)

1.  SP                       Paul E. Rowsey, III (Initial Advisory Board Member)
                             Steven P. Selbo (Initial Advisory Board Member)

2.  Killington               Allen W. Wilson (Initial Advisory Board Member)

                                    EXHIBIT C

                                   TAX EXHIBIT

                                    ARTICLE I

                                 TAX DEFINITIONS


     Section 1.1 Definitions. All capitalized terms used herein shall have the meanings assigned to them in the Limited Liability Company Agreement of SP Land Company LLC dated as of March 31, 2004 (the "Agreement"), or as follows:

     (a) Adjusted Capital Account Deficit. "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

          (i) Crediting to such Capital Account (x) any amount which such Member is obligated to restore following the liquidation of such Member's Interest in the Company (pursuant to the terms of this Agreement or otherwise) and
     (y) any amount which such Member is deemed obligated to restore in accordance with Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); and

          (ii)  Debiting  to  such  Capital   Account  the  items  described  in
     Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

     This  definition is intended to comply with the  provisions of  Regulations
Section 1.704-1(b)(2)(ii)(d), and will be interpreted consistently therewith.

     (b) Book Basis. "Book Basis" of any Company property shall initially be equal to the Company's initial adjusted tax basis in such property; provided, however, that the initial "Book Basis" of any property (or portion thereof) contributed to the capital of the Company shall be equal to the fair market value of such property (as determined by the Managing Member). Effective immediately after giving effect to the allocations of Profits and Losses for each Fiscal Year, the "Book Basis" of each Company property shall be adjusted downward by the amount of Book Depreciation allowable to the Company for such Fiscal Year with respect to such property. In addition, effective immediately prior to any Revaluation Event, the "Book Basis" of each Company property shall be further adjusted upward or downward, as necessary, so as to equal the fair market value of such property at the time of such Revaluation Event (as determined by the Managing Member taking Section 7701(g) of the Code into account (i.e., such value shall not be agreed to be less than the amount of Nonrecourse Liabilities to which such property is subject)).

     (c) Book Depreciation. "Book Depreciation" allowable to the Company for any Fiscal Year with respect to any Company property shall be equal to the product of (i) the amount of Tax Depreciation allowable to the Company for such Fiscal Year with respect to such property, multiplied by a fraction, the numerator of which is the property's Book Basis as of the beginning of such Fiscal Year (or the date of acquisition or contribution if the property is acquired or contributed during such Fiscal Year) and (ii) the denominator of which is the property's adjusted tax basis as of the beginning of such Fiscal Year (or the date of acquisition if the property is acquired during such Fiscal Year). If the denominator of the fraction described in clause (ii) above is equal to zero, the amount of "Book Depreciation" allowable to the Company for any Fiscal Year with respect to the Company property in question shall be determined under any reasonable method selected by the Managing Member.

     (d) Book/Tax Disparity Property. "Book/Tax Disparity Property" shall mean any Company property that has a Book Basis which is different from its adjusted tax basis to the Company. Thus, any property that is contributed to the capital of the Company by a Member shall be a "Book/Tax Disparity Property" if its initial Book Basis is not equal to the Company's initial tax basis in the property. In addition, once the Book Basis of a Company property is adjusted in connection with a Revaluation Event to an amount other than its adjusted tax basis to the Company, the property shall thereafter be a "Book/Tax Disparity Property."

     (e) Member Nonrecourse Debt. "Member Nonrecourse Debt" shall mean any Company liability that is treated as "partner nonrecourse debt" under Section 1.704-2(b)(4) of the Regulations.

     (f) Member Nonrecourse Deductions. "Member Nonrecourse Deductions" of the Company for a Fiscal Year shall mean any and all items of Book Depreciation and other expenses that are treated as "partner nonrecourse deductions" under
Section 1.704-2(i)(2) of the Regulations.

     (g) Member Nonrecourse Minimum Gain. "Member Nonrecourse Minimum Gain" of the Company shall mean the amount of "minimum gain" of the Company that is attributable to Member Nonrecourse Debt (as determined strictly in accordance with Section 1.704-2(i)(3) of the Regulations). A Member's share of such "Member Nonrecourse Minimum Gain" shall be calculated in accordance with the provisions of Section 1.704-2(i)(5) of the Regulations.

     (h) Nonrecourse Deductions. "Nonrecourse Deductions" of the Company generally refers to any and all items of Book Depreciation and other expenses that are treated as "nonrecourse deductions" under Sections 1.704-2(b)(1) and
(c) of the Regulations. Subject to the foregoing sentence, the aggregate amount of "Nonrecourse Deductions" for any fiscal Year shall equal the excess (if any) of

          (i) the net increase in the amount of Nonrecourse Minimum Gain during such Fiscal Year, over

          (ii) the aggregate amount of any distributions during such Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Nonrecourse Minimum Gain.

     (i) Nonrecourse Liability. "Nonrecourse Liability" of the Company shall mean any Company liability treated as a "nonrecourse liability" under Section

1.752-1(a)(2) of the Regulations. Subject to the foregoing sentence, "Nonrecourse Liability" shall mean any Company liability (or portion thereof) of the Company for which no Member (and no related person to such Member within the meaning of Section 1.752-4(b) of the Regulations) bears the economic risk of loss within the meaning of Section 1.752-3(a)(3) of the Regulations. For purposes of allocating "excess nonrecourse liabilities" under Section 1.752-3(a)(3) of the Regulations, the Members hereby agree that the Members' interests in Company profits for purposes of Section 1.752-3(a)(3) shall mean such percentage as Nonrecourse Deductions are allocated to the Members for such Fiscal Year under Section 2.1(e) hereof.

     (j) Nonrecourse Minimum Gain. "Nonrecourse Minimum Gain" of the Company shall mean the amount of "minimum gain" of the Company that is attributable to Nonrecourse Liabilities (as determined strictly in accordance with Section 1.704-2(d) of the Regulations). A Member's share of such "Nonrecourse Minimum Gain" shall be calculated in accordance with the provisions of Section 1.704-2(g) of the Regulations.

     (k) Profits or Losses. "Profits" or "Losses," as the case may be, for any period, means an amount equal to the Company's Taxable Income or Taxable Loss for such period, with the following adjustments:

          (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition will be added to such Taxable Income or will reduce such Taxable Loss;

          (ii)   Any   expenditure   of   the   Company    described   in   Code
     Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, will be subtracted from such Taxable Income or Losses;

          (iii) If the Book Basis of any Company asset is adjusted pursuant to clauses (ii)-(iv) of the definition of Revaluation Event, the amount of such adjustment will be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

          (iv) Gain or loss resulting from the disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Book Basis of the asset disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Basis;

          (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such Taxable Income or Loss, there will be taken into account Book Depreciation for such fiscal year or other period; and

          Notwithstanding any other provision of this definition, any item which is specially allocated pursuant to Section 2.1 of this Exhibit C will not be taken into account in computing Profits or Losses.

     (l)  Regulations.  "Regulations"  shall mean the  Income  Tax  Regulations, including Temporary Regulations, promulgated under the Code, as those regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     (m) Revaluation Event. "Revaluation Event" shall mean any of the following occurrences: (i) the contribution of money or other property (other than a de minimis amount) by a new or existing Member to the capital of the Company; (ii) the distribution of money or other property (other than a de minimis amount) by the Company to a retiring or continuing Member; (iii) the Liquidation of the Company; or (iv) any other event so specified in Section 1.704-1(b)(2)(iv)(f) of the Regulations.

     (n) Taxable Income or Taxable Loss. "Taxable Income" or "Taxable Loss," as the case may be, for any period, means the taxable income or taxable loss of the Partnership for such period, determined in accordance with Code Section 703(a), including all items of income, gain, loss or deduction.

     (o) Tax Depreciation. "Tax Depreciation" for any Fiscal Year shall mean the amount of depreciation, cost recovery or other amortization deductions allowable to the Company for federal income tax purposes for such Fiscal Year.

     (p) Tax Items. "Tax Items" shall mean, with respect to any property, all items of income, gain, loss, deduction, and credit (including Tax Depreciation) recognized by or allowable to the Company with respect to such property, as computed for federal income tax purposes.

                                   ARTICLE II

              REGULATORY ALLOCATIONS AND SECTION 704(C) ALLOCATIONS

     Section 2.1 Allocations Required by Regulations.

     (a) Nonrecourse Minimum Gain. Pursuant to Section 1.704-2(f) of the Regulations (relating to minimum gain chargebacks), notwithstanding any other provision of this Section 2.1, if there is a net decrease in Nonrecourse Minimum Gain of the Company for such Fiscal Year (or if there was a net decrease in Nonrecourse Minimum Gain for a prior Fiscal Year and the Company did not have sufficient amounts of income during prior Fiscal Years to allocate to the Members under this Section 2.1(a)), then items of Company gross income and gain shall be allocated, before any other allocation is made pursuant to the succeeding provisions of this Section 2.1 for such Fiscal Year, to each Member in proportion to, and to the extent of, the total net decrease in such Member's share of the Nonrecourse Minimum Gain (determined and adjusted in accordance with the provisions of Section 1.704-2(g) of the Regulations); provided, however, that the provisions of this clause shall not apply to any Member to the extent described in Section 1.704-2(f) of the Regulations.

     As provided in Section 1.704-2(j)(2) of the Regulations, income of the Company allocated for any Fiscal Year under this Section 2.1(a) shall consist first of items of gain recognized from the disposition of Company property subject to Nonrecourse Liabilities, with any remaining allocated income deemed to be made up of a pro rata portion of the Company's other items of income and gain for such Fiscal Year (provided that gain from the disposition of property which is subject to Member Nonrecourse Debt shall be allocated under this
Section 2.1(a) only to the extent not allocated under Section 2.1(b) hereof). This Section 2.1(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

     (b) Member  Nonrecourse  Minimum  Gain.  Except as  otherwise  provided  in
Section 1.704-2(i) of the Regulations, if there is a net decrease in Member Nonrecourse Minimum Gain for a Fiscal Year (or if there was a net decrease in Member Nonrecourse Minimum Gain for a prior Fiscal Year and the Company did not have sufficient amounts of income during prior Fiscal Years to allocate to the Members under this Section 2.1(b)), then items of Company income and gain for such Fiscal Year shall be specially allocated, before any other allocation is made pursuant to the succeeding provisions of this Section 2.1 for such Fiscal Year, to the Members with shares of such minimum gain as of the first day of such Fiscal Year in proportion to, and to the extent of, such Member's share of the net decrease in such minimum gain (determined in a manner and subject to exceptions consistent with those referred to in Section 2.1(a) hereof, all as provided under Section 1.704-2(i)(4) of the Regulations). This Section 2.1(b) is intended to comply with the partner minimum gain chargeback requirement in
Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

     As provided in Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations, income of the Company allocated for any Fiscal Year under this Section 2.1(b) shall consist first of items of gain recognized from the disposition of Company property subject to Member Nonrecourse Debt, with any remaining allocated income deemed to be made up of a pro rata portion of the Company's other items of gross income and gain for such Fiscal Year (provided that items of gain from the disposition of property which is subject to a Nonrecourse Liability shall be allocated under this Section 2.1(b) only to the extent not allocated under
Section 2.1(a) hereof).

     (c) Qualified Income Offset. If any Member unexpectedly receives any adjustment, allocation or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), that, after tentatively taking into account all allocations that would be made for the current period under this Agreement (other than allocations pursuant to this Section 2.1(c)), would cause or increase an Adjusted Capital Account Deficit, items of Company income and gain will be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations under Code Section 704(b), the Adjusted Capital Account Deficit as quickly as possible, provided that an allocation pursuant to this Section 2.1(c) shall be made only if and to the extent such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 2.1 and Section 8.2 of the Agreement have been tentatively made as if this Section 2.1(c) were not contained herein. This Section is intended to comply with the qualified income offset requirement in Regulations Section 1.704-1(b)(2)(ii)(d) and will be interpreted consistently therewith. Allocations under this Section 2.1(c) will be comprised of a pro rata portion of each item of Company income (including gross income) and gain for the year.

     (d) Preventative Allocation. If any Member would have a deficit Capital Account balance at the end of any Company fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore to the Company on liquidation, (ii) such Member's share of the partnership's minimum gain debt (as defined in Regulations Sections 1.704-2(b)(2) and (d)) as of the end of such fiscal year, and (iii) such Member's share of partner minimum gain debt (as defined in Regulations Section 1.704-2(i)) as of the end of such fiscal year, each such Member will be specially allocated items of Company income and gain in the amount of such excess as quickly as possible. Allocations under this
Section 2.1(d) will be comprised of a pro rata portion of each item of Company income (including gross income) and gain for the year.

     (e) Overall Limitation on Allocation of Losses. Notwithstanding any other provision of this Agreement, no Losses will be allocated to any Member if such allocation would cause or increase an Adjusted Capital Account Deficit in such Member's Capital Account. If the Capital Account of any Member would otherwise have an Adjusted Capital Account Deficit at any time when the Capital Account of any other Member would not otherwise have an Adjusted Capital Account Deficit, the limitation set forth in this Section 2.1(e) shall be applied on a Member by Member basis so as to allocate the maximum permissible deduction or loss to each Member under Regulations Section 1.704-1(b)(2)(ii)(d). In the event any loss or deduction shall be specially allocated to a Member pursuant to the preceding sentence, an equal amount of income of the Company shall be specially allocated to such Member prior to any allocation pursuant to Section 8.2 of the Agreement.

     (f) Member Nonrecourse Deductions. All Member Nonrecourse Deductions attributable to a Member Nonrecourse Debt shall be allocated to the Member bearing the economic risk of loss for such debt within the meaning of Section 1.752-2 of the Regulations with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Regulations; provided, however, that if each Member bears some portion of the economic risk of loss for such debt, the Member Nonrecourse Deductions attributable to such debt shall be allocated to and among the Members, pro rata in the same proportion that their economic risks of loss bear to one another.

     (g) Nonrecourse Deductions. For any Fiscal Year, all Nonrecourse Deductions shall be allocated among the Members in proportion to their respective Capital Account balances as determined immediately prior to the allocations under this
Section 2.1(g).

     (h) Curative Allocations. The allocations set forth in Section 2.1(a) through 2.1(g) ("Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Members intend to divide Company distributions. Accordingly, the Managing Member is hereby authorized to divide other allocations of Profits, Losses, and other items among the Members so as to prevent the Regulatory Allocations from distorting the manner in which Company distributions will be divided among the Members pursuant to this Agreement. In general, the Members anticipate that this will be accomplished by specially allocating other Profits, Losses, and items of income, gain, loss and deduction among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Person is zero. However, the Managing Member will have discretion to accomplish this result in any reasonable manner.

     (i) Allocation Savings Provision. Profits, Losses, and items thereof, of the Company are intended to be allocated hereunder in a manner that would cause the distributions to be made to the Members in respect of their respective Interests in the order and priority set forth in Section 8.3 of the Agreement, while at the same time complying with the applicable requirements of Subchapter K of Chapter 1 of Subtitle A of the Code (in particular, Section 704 thereof) and the Regulations promulgated thereunder. Notwithstanding anything in this Exhibit C or in the Agreement to the contrary, the Managing Member shall have the authority, and is hereby directed, to amend this Exhibit C and/or the Agreement, without further approval, authorization or consent of the Members, to correct any allocation provision hereunder as necessary to fulfill the intent described in the preceding sentence.

     Section 2.2 Allocation of Tax Items.

     (a) General. Except as otherwise provided in Section 2.2(b) hereof, each Tax Item shall be allocated among the Members in the same manner as each correlative item comprising Profits and Losses are allocated pursuant to the provisions of Section 8.2 of the Agreement or Section 2.1 of this Exhibit C.

     (b) Book/Tax Disparity Property. The Members hereby acknowledge that all Tax Items in respect of Book/Tax Disparity Property are required to be allocated among the Members under Section 704(c) of the Code (as specified in Sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(g) of the Regulations) and that the principles of Section 704(c) of the Code require that such Tax Items must be shared among the Members so as to take account of the variation between the adjusted tax basis and Book Basis of each such Book/Tax Disparity Property. Thus, notwithstanding anything in Sections 2.1 or 2.2(a) hereof to the contrary, the Members' distributive shares of Tax Items in respect of each Book/Tax Disparity Property shall be separately determined and allocated among the Members in accordance with the principles of Section 704(c) of the Code, the Regulations thereunder and Regulations Section 1.704-1(b)(4)(i), utilizing the traditional method specified in Section 1.704-3(b) of the Regulations which is elected by the Managing Member. Any election or other decision relating to allocations pursuant to this Section 2.2(b) shall be made by the Managing Member. Allocations pursuant to this Section 2.2(b) are for purposes of federal, state and local taxes only and shall not affect or in any way be taken into account in computing any Member's Capital Account balance or share of Profits, Losses or distributions pursuant to any provision of the Agreement.

     (c) Recapture Items. For purposes of determining the nature (as ordinary or capital) of any item of income or gain allocated among the Members for Federal income tax purposes, the portion of such profit required to be recognized as ordinary income pursuant to Sections 1245 and/or 1250 of the Code shall be deemed to be allocated among the Members in the same proportion that they were allocated and claimed the Tax Depreciation deductions, or basis reductions, directly or indirectly giving rise to such treatment under Sections 1245 and/or 1250 of the Code, but each Member shall be allocated recapture only to the extent that such Member is allocated any taxable gain from the sale or other disposition of such property. The balance of such recapture, if any, shall be allocated to the Members whose share of taxable gain exceeds their share of such recapture ("excess gain"), and such balance shall be allocated between such Members in the proportion in which the excess gain of such Member bears to the excess gains of all Members.

                                   EXHIBIT D

            LIST OF CERTAIN AGREEMENTS AFFECTING DEVELOPMENT PROPERTY


1. Master Easement Agreement between Killington, Ltd., and Cherry Knoll Associates, LLC, dated March 31, 2004 and recorded at Book ___, Page ____ of the Killington Land Records.

2. Agreement Regarding Killington Resort and Certain Nearby Properties by and between Killington, Ltd., American Skiing Company Resort Properties, Inc., American Skiing Company and SP Land Company, LLC, dated March 31, 2004, a Memorandum of which was recorded at Book ___, Page ____ of the Killington Land Records.